Exhibit 10.1

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fourth Amendment to Employment Agreement (“Fourth Amendment”) is made effective as of December 21, 2023 (“Effective Date”) by and among Goodness Growth Holdings, Inc., a British Columbia corporation (“Parent”), Vireo Health, Inc., a Delaware corporation (the “Employer”) and Amber Shimpa, an individual residing in the State of Minnesota (“Employee”) (collectively “Parties” or individually “Party”).

RECITALS

WHEREAS, the Employer and Employee entered into an Employment Agreement dated December 1, 2020, a First Amendment to Employment Agreement dated February 2, 2022, a Second Amendment to Employment Agreement dated December 14, 2022 and a Third Amendment to Employment Agreement dated February 12, 2023 (collectively, the “Current Agreement”); and

WHEREAS, at its meeting on December 21, 2023, Parent Company authorized and directed Employer to grant compensation to Employee, consisting of Parent company stock options in order to incent Employee to continue her employment with Employer; and

WHEREAS, the Parties wish to amend the Current Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, Parent, Employer and Employee, intending legally to be bound, hereby agree as follows:

AGREEMENT

1.	Equity Grants.

Stock Options. The Employer shall cause the Parent Company to grant to Employee the right (the “Option”) to purchase 750,000 subordinate voting shares of the Parent Company’s capital stock (“Shares”) at an exercise price equal to the volume weighted-average closing price of like shares on the Canadian Securities Exchange for the two trading days immediately preceding the Grant Date. The Option shall have a ten-year term. One-fourth (1/4) of the Option will vest on December 31, 2024. 6.25% of the Option will vest on March 31, 2025, and on the last day of each calendar quarter thereafter, until the Option is fully vested, on December 31, 2026. The foregoing description of some of the principal terms of the Option is not binding on the Employer or Parent Company. The terms and conditions of the Option shall be as set forth in the applicable grant agreement.

2.	Cash Bonus.

Employer shall cause Parent Company to include a cash bonus of $25,000.00. This bonus will be paid on the next available scheduled pay date.

3.	General.

All capitalized terms used but not defined in this Fourth Amendment shall have meanings ascribed in the Current Agreement. All provisions of the Current Agreement not expressly modified by this Fourth Amendment are hereby ratified and confirmed.

THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT was voluntarily and knowingly executed by the Parties effective as of the Effective Date first set forth above.

Date: December 21, 2023	VIREO HEALTH, INC.

	By:	/s/ Kyle Kingsley
	Its:	Board Chair

Date: December 21, 2023	EMPLOYEE:
/s/ Amber Shimpa
Amber Shimpa

Date: December 21, 2023	GOODNESS GROWTH HOLDINGS, INC.

	By:	/s/ Kyle Kingsley
	Its:	Board Chair